UNITED STATES DISTRICT COURT
for the
DISTRICT OF MASSACHUSETTS

AUCTUS FUND, LLC

Plaintiff

v.

2050 MOTORS, INC.

Defendant

Civil Action No.:
1:19−CV−12168−RGS

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)*

2050 Motors, Inc.
c/o Registered Agents, Inc
1267 Willis St., Suite 200
Redding, CA 96001

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) −−− or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) −−− you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are:

Philip M. Giordano, Esq.
Reed & Giordano
47 Winter St., Suite 800
Boston, MA 02108

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

ROBERT M. FARRELL

CLERK OF COURT

/s/ − Miguel Lara

Signature of Clerk or Deputy Clerk

UNITED STATES DISTRICT COURT
SUMMONS
DISTRICT OF MASSACHUSETTS

ISSUED ON 2019−10−21 15:44:46.0, Clerk USDC DMA

Civil Action No.: **1:19–CV–12168–RGS**

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for (name of individual and title, if any) ________________________________

was received by me on (date)__________________.

☐ I personally served the summons on the individual at (place)____________________________

____________________________________on (date)________________________ ; or

☐ I left the summons at the individual's residence or usual place of abode with (name)____________

_____________________________, a person of suitable age and discretion who resides there,

on (date) _________________ , and mailed a copy to the individual's last known address; or

☐ I served the summons on (name of individual)________________________________ , who is

designated by law to accept service of process on behalf of (name of organization)____________

____ on (date) ______________; or

☐ I returned the summons unexecuted because____ ; or

☐ Other (specify) :

My fees are $ ________ for travel and $________ for services, for a total of $______________.

I declare under penalty of perjury that this information is true.

____
Date

____
Server's Signature

____
Printed name and title

____
Server's Address

Additional information regarding attempted service, etc:

UNITED STATES DISTRICT COURT
DISTRICT OF MASSACHUSETTS

1. Title of case (name of first party on each side only) Auctus Fund, LLC v. 2050 Motors, Inc.

2. Category in which the case belongs based upon the numbered nature of suit code listed on the civil cover sheet. (See local rule 40.1(a)(1)).

- [ ] I. 410, 441, 470, 535, 830*, 835*, 891, 893, 895, R.23, REGARDLESS OF NATURE OF SUIT.
- [✓] II. 110, 130, 140, 160, 190, 196, 230, 240, 290,320,362, 370, 371, 380, 430, 440, 442, 443, 445, 446, 448, 710, 720, 740, 790, 820*, 840*, 850, 870, 871.
- [ ] III. 120, 150, 151, 152, 153, 195, 210, 220, 245, 310, 315, 330, 340, 345, 350, 355, 360, 365, 367, 368, 375, 376, 385, 400, 422, 423, 450, 460, 462, 463, 465, 480, 490, 510, 530, 540, 550, 555, 625, 690, 751, 791, 861-865, 890, 896, 899, 950.

*Also complete AO 120 or AO 121. for patent, trademark or copyright cases.

3. Title and number, if any, of related cases. (See local rule 40.1(g)). If more than one prior related case has been filed in this district please indicate the title and number of the first filed case in this court.

N/A

4. Has a prior action between the same parties and based on the same claim ever been filed in this court?

YES [ ] NO [✓]

5. Does the complaint in this case question the constitutionality of an act of congress affecting the public interest? (See 28 USC §2403)

YES [ ] NO [✓]

If so, is the U.S.A. or an officer, agent or employee of the U.S. a party?

YES [ ] NO [✓]

6. Is this case required to be heard and determined by a district court of three judges pursuant to title 28 USC §2284?

YES [ ] NO [✓]

7. Do all of the parties in this action, excluding governmental agencies of the United States and the Commonwealth of Massachusetts ("governmental agencies"), residing in Massachusetts reside in the same division? - (See Local Rule 40.1(d)).

YES [✓] NO [ ]

A. If yes, in which division do all of the non-governmental parties reside?

Eastern Division [✓] Central Division [ ] Western Division [ ]

B. If no, in which division do the majority of the plaintiffs or the only parties, excluding governmental agencies, residing in Massachusetts reside?

Eastern Division [ ] Central Division [ ] Western Division [ ]

8. If filing a Notice of Removal - are there any motions pending in the state court requiring the attention of this Court? (If yes, submit a separate sheet identifying the motions)

YES [ ] NO [ ]

(PLEASE TYPE OR PRINT)

ATTORNEY'S NAME Philip M. Giordano, Esq., Sophia E. Kyziridis, Esq., Giordano & Company, P.C., REED & GIORDANO, P.A.

ADDRESS 47 Winter Street, Suite 800, Boston, Massachusetts 02108-4774

TELEPHONE NO. 617-723-7755; Facsimile 617-723-7756; pgiordano@reedgiordano.com; skyziridis@reedgiordano.com

CIVIL COVER SHEET

The JS 44 civil cover sheet and the information contained herein neither replace nor supplement the filing and service of pleadings or other papers as required by law, except as provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for the use of the Clerk of Court for the purpose of initiating the civil docket sheet. *(SEE INSTRUCTIONS ON NEXT PAGE OF THIS FORM.)*

I. (a) PLAINTIFFS
Auctus Fund, LLC, 545 Boylston Street, 2nd Floor, Boston, Massachusetts 02116

DEFENDANTS
2050 Motors, Inc., 25 North River Lane, Suite 2050, Geneva, Illinois 60134

(b) County of Residence of First Listed Plaintiff: Suffolk County
(EXCEPT IN U.S. PLAINTIFF CASES)

County of Residence of First Listed Defendant: Kane County
(IN U.S. PLAINTIFF CASES ONLY)
NOTE: IN LAND CONDEMNATION CASES, USE THE LOCATION OF THE TRACT OF LAND INVOLVED.

(c) Attorneys *(Firm Name, Address, and Telephone Number)*
Philip M. Giordano, Esq., Giordano & Company, P.C., REED & GIORDANO, P.A., 47 Winter Street, Suite 800, Boston, Massachusetts 02108-4774; 617-723-7755; pgiordano@reedgiordano.com

Attorneys *(If Known)*
N/A

II. BASIS OF JURISDICTION *(Place an "X" in One Box Only)*

☐ 1 U.S. Government Plaintiff
☒ 3 Federal Question *(U.S. Government Not a Party)*
☐ 2 U.S. Government Defendant
☐ 4 Diversity *(Indicate Citizenship of Parties in Item III)*

III. CITIZENSHIP OF PRINCIPAL PARTIES *(Place an "X" in One Box for Plaintiff and One Box for Defendant)* *(For Diversity Cases Only)*

	PTF	DEF		PTF	DEF
Citizen of This State	☐ 1	☐ 1	Incorporated *or* Principal Place of Business In This State	☐ 4	☐ 4
Citizen of Another State	☐ 2	☐ 2	Incorporated *and* Principal Place of Business In Another State	☐ 5	☐ 5
Citizen or Subject of a Foreign Country	☐ 3	☐ 3	Foreign Nation	☐ 6	☐ 6

IV. NATURE OF SUIT *(Place an "X" in One Box Only)* Click here for: Nature of Suit Code Descriptions.

CONTRACT
☐ 110 Insurance
☐ 120 Marine
☐ 130 Miller Act
☐ 140 Negotiable Instrument
☐ 150 Recovery of Overpayment & Enforcement of Judgment
☐ 151 Medicare Act
☐ 152 Recovery of Defaulted Student Loans (Excludes Veterans)
☐ 153 Recovery of Overpayment of Veteran's Benefits
☐ 160 Stockholders' Suits
☐ 190 Other Contract
☐ 195 Contract Product Liability
☐ 196 Franchise

REAL PROPERTY
☐ 210 Land Condemnation
☐ 220 Foreclosure
☐ 230 Rent Lease & Ejectment
☐ 240 Torts to Land
☐ 245 Tort Product Liability
☐ 290 All Other Real Property

TORTS

PERSONAL INJURY
☐ 310 Airplane
☐ 315 Airplane Product Liability
☐ 320 Assault, Libel & Slander
☐ 330 Federal Employers' Liability
☐ 340 Marine
☐ 345 Marine Product Liability
☐ 350 Motor Vehicle
☐ 355 Motor Vehicle Product Liability
☐ 360 Other Personal Injury
☐ 362 Personal Injury - Medical Malpractice

PERSONAL INJURY
☐ 365 Personal Injury - Product Liability
☐ 367 Health Care/ Pharmaceutical Personal Injury Product Liability
☐ 368 Asbestos Personal Injury Product Liability

PERSONAL PROPERTY
☐ 370 Other Fraud
☐ 371 Truth in Lending
☐ 380 Other Personal Property Damage
☐ 385 Property Damage Product Liability

CIVIL RIGHTS
☐ 440 Other Civil Rights
☐ 441 Voting
☐ 442 Employment
☐ 443 Housing/ Accommodations
☐ 445 Amer. w/Disabilities - Employment
☐ 446 Amer. w/Disabilities - Other
☐ 448 Education

PRISONER PETITIONS
Habeas Corpus:
☐ 463 Alien Detainee
☐ 510 Motions to Vacate Sentence
☐ 530 General
☐ 535 Death Penalty
Other:
☐ 540 Mandamus & Other
☐ 550 Civil Rights
☐ 555 Prison Condition
☐ 560 Civil Detainee - Conditions of Confinement

FORFEITURE/PENALTY
☐ 625 Drug Related Seizure of Property 21 USC 881
☐ 690 Other

LABOR
☐ 710 Fair Labor Standards Act
☐ 720 Labor/Management Relations
☐ 740 Railway Labor Act
☐ 751 Family and Medical Leave Act
☐ 790 Other Labor Litigation
☐ 791 Employee Retirement Income Security Act

IMMIGRATION
☐ 462 Naturalization Application
☐ 465 Other Immigration Actions

BANKRUPTCY
☐ 422 Appeal 28 USC 158
☐ 423 Withdrawal 28 USC 157

PROPERTY RIGHTS
☐ 820 Copyrights
☐ 830 Patent
☐ 840 Trademark

SOCIAL SECURITY
☐ 861 HIA (1395ff)
☐ 862 Black Lung (923)
☐ 863 DIWC/DIWW (405(g))
☐ 864 SSID Title XVI
☐ 865 RSI (405(g))

FEDERAL TAX SUITS
☐ 870 Taxes (U.S. Plaintiff or Defendant)
☐ 871 IRS—Third Party 26 USC 7609

OTHER STATUTES
☐ 375 False Claims Act
☐ 376 Qui Tam (31 USC 3729(a))
☐ 400 State Reapportionment
☐ 410 Antitrust
☐ 430 Banks and Banking
☐ 450 Commerce
☐ 460 Deportation
☐ 470 Racketeer Influenced and Corrupt Organizations
☐ 480 Consumer Credit
☐ 490 Cable/Sat TV
☒ 850 Securities/Commodities/ Exchange
☐ 890 Other Statutory Actions
☐ 891 Agricultural Acts
☐ 893 Environmental Matters
☐ 895 Freedom of Information Act
☐ 896 Arbitration
☐ 899 Administrative Procedure Act/Review or Appeal of Agency Decision
☐ 950 Constitutionality of State Statutes

V. ORIGIN *(Place an "X" in One Box Only)*

☒ 1 Original Proceeding
☐ 2 Removed from State Court
☐ 3 Remanded from Appellate Court
☐ 4 Reinstated or Reopened
☐ 5 Transferred from Another District *(specify)*
☐ 6 Multidistrict Litigation - Transfer
☐ 8 Multidistrict Litigation - Direct File

VI. CAUSE OF ACTION
Cite the U.S. Civil Statute under which you are filing *(Do not cite jurisdictional statutes unless diversity)*:
15 U.S.C. §§ 77v & 78aa & 28 USC §§ 1331 & 1391(b)
Brief description of cause:
Securities fraud (federal and state); breach of contract; breach of fiduciary duty; fraud and deceit

VII. REQUESTED IN COMPLAINT:
☐ CHECK IF THIS IS A **CLASS ACTION** UNDER RULE 23, F.R.Cv.P.
DEMAND $ 283,000.00
CHECK YES only if demanded in complaint:
JURY DEMAND: ☒ Yes ☐ No

VIII. RELATED CASE(S) IF ANY *(See instructions)*:
JUDGE ______ DOCKET NUMBER ______

DATE
10/21/2019

SIGNATURE OF ATTORNEY OF RECORD
/s/ Philip M. Giordano

FOR OFFICE USE ONLY

RECEIPT # ______ AMOUNT ______ APPLYING IFP ______ JUDGE ______ MAG. JUDGE ______

INSTRUCTIONS FOR ATTORNEYS COMPLETING CIVIL COVER SHEET FORM JS 44

Authority For Civil Cover Sheet

The JS 44 civil cover sheet and the information contained herein neither replaces nor supplements the filings and service of pleading or other papers as required by law, except as provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for the use of the Clerk of Court for the purpose of initiating the civil docket sheet. Consequently, a civil cover sheet is submitted to the Clerk of Court for each civil complaint filed. The attorney filing a case should complete the form as follows:

I.(a) **Plaintiffs-Defendants.** Enter names (last, first, middle initial) of plaintiff and defendant. If the plaintiff or defendant is a government agency, use only the full name or standard abbreviations. If the plaintiff or defendant is an official within a government agency, identify first the agency and then the official, giving both name and title.

(b) **County of Residence.** For each civil case filed, except U.S. plaintiff cases, enter the name of the county where the first listed plaintiff resides at the time of filing. In U.S. plaintiff cases, enter the name of the county in which the first listed defendant resides at the time of filing. (NOTE: In land condemnation cases, the county of residence of the "defendant" is the location of the tract of land involved.)

(c) **Attorneys.** Enter the firm name, address, telephone number, and attorney of record. If there are several attorneys, list them on an attachment, noting in this section "(see attachment)".

II. **Jurisdiction.** The basis of jurisdiction is set forth under Rule 8(a), F.R.Cv.P., which requires that jurisdictions be shown in pleadings. Place an "X" in one of the boxes. If there is more than one basis of jurisdiction, precedence is given in the order shown below.
United States plaintiff. (1) Jurisdiction based on 28 U.S.C. 1345 and 1348. Suits by agencies and officers of the United States are included here.
United States defendant. (2) When the plaintiff is suing the United States, its officers or agencies, place an "X" in this box.
Federal question. (3) This refers to suits under 28 U.S.C. 1331, where jurisdiction arises under the Constitution of the United States, an amendment to the Constitution, an act of Congress or a treaty of the United States. In cases where the U.S. is a party, the U.S. plaintiff or defendant code takes precedence, and box 1 or 2 should be marked.
Diversity of citizenship. (4) This refers to suits under 28 U.S.C. 1332, where parties are citizens of different states. When Box 4 is checked, the citizenship of the different parties must be checked. (See Section III below; **NOTE: federal question actions take precedence over diversity cases.**)

III. **Residence (citizenship) of Principal Parties.** This section of the JS 44 is to be completed if diversity of citizenship was indicated above. Mark this section for each principal party.

IV. Nature of Suit. Place an "X" in the appropriate box. If there are multiple nature of suit codes associated with the case, pick the nature of suit code that is most applicable. Click here for: Nature of Suit Code Descriptions.

V. **Origin.** Place an "X" in one of the seven boxes.
Original Proceedings. (1) Cases which originate in the United States district courts.
Removed from State Court. (2) Proceedings initiated in state courts may be removed to the district courts under Title 28 U.S.C., Section 1441. When the petition for removal is granted, check this box.
Remanded from Appellate Court. (3) Check this box for cases remanded to the district court for further action. Use the date of remand as the filing date.
Reinstated or Reopened. (4) Check this box for cases reinstated or reopened in the district court. Use the reopening date as the filing date.
Transferred from Another District. (5) For cases transferred under Title 28 U.S.C. Section 1404(a). Do not use this for within district transfers or multidistrict litigation transfers.
Multidistrict Litigation – Transfer. (6) Check this box when a multidistrict case is transferred into the district under authority of Title 28 U.S.C. Section 1407.
Multidistrict Litigation – Direct File. (8) Check this box when a multidistrict case is filed in the same district as the Master MDL docket.
PLEASE NOTE THAT THERE IS NOT AN ORIGIN CODE 7. Origin Code 7 was used for historical records and is no longer relevant due to changes in statue.

VI. **Cause of Action.** Report the civil statute directly related to the cause of action and give a brief description of the cause. **Do not cite jurisdictional statutes unless diversity.** Example: U.S. Civil Statute: 47 USC 553 Brief Description: Unauthorized reception of cable service

VII. **Requested in Complaint.** Class Action. Place an "X" in this box if you are filing a class action under Rule 23, F.R.Cv.P.
Demand. In this space enter the actual dollar amount being demanded or indicate other demand, such as a preliminary injunction.
Jury Demand. Check the appropriate box to indicate whether or not a jury is being demanded.

VIII. **Related Cases.** This section of the JS 44 is used to reference related pending cases, if any. If there are related pending cases, insert the docket numbers and the corresponding judge names for such cases.

Date and Attorney Signature. Date and sign the civil cover sheet.

UNITED STATES DISTRICT COURT
FOR DISTRICT OF MASSACHUSETTS

AUCTUS FUND, LLC,	:	
Plaintiff,	:	
v.	:	**Civil Action No. ____________**
2050 MOTORS, INC.	:	
Defendant.	:	

COMPLAINT AND DEMAND FOR JURY TRIAL

I. INTRODUCTION

1) The Plaintiff, Auctus Fund, LLC, (hereinafter "Auctus" or the "Fund"), respectfully submits its Complaint and Demand for Jury Trial (hereinafter the "Complaint") against the Defendant, 2050 Motors, Inc., (hereinafter the "Company" or "ETFM"), in the above-captioned action. The Plaintiff's allegations, as set out herein, are asserted for such damages arising from, and resulting from, the Defendant's violations of the following:

a) Section 10(b) of the Securities Exchange Act of 1934, *as amended* (hereinafter the "Exchange Act"), 15 U.S.C. §78j(b), and Rule 10b-5 promulgated thereunder, 17 C.F.R. §240.10b-5;

b) Massachusetts Uniform Securities Act, M.G.L. c.110A, §§ 101, *et seq.*, *as amended* (hereinafter the "Uniform Securities Act");

c) breach of contract;

d) breach of implied covenant of good faith and fair dealing;

e) unjust enrichment;

f) breaches of fiduciary duty;

g) fraud and deceit;

h) negligent misrepresentation; and/or

i) the Massachusetts Consumer Protection Act, M.G.L. c. 93A, §§ 2 and 11.

2) The Plaintiff further alleges that, as a result and as caused by the Defendant's breaches, actions, omissions, policies, practices, and/or courses of conduct, Auctus has suffered irreparable harm, requiring injunctive relief and specific performance, harm to its business and reputation in the investment industry, damages from the Defendant's coercion, duress, and unfair and deceptive anti-competitive acts, causing lost revenue, lost profits and prospective business, together with its injuries and damages.

3) The Plaintiff respectfully requests that its causes of action against the Defendant proceed to a trial by jury, that a judgment be entered on all Counts against the Defendant and that Auctus be awarded its general, compensatory and consequential damages and losses, costs, interest, plus multiple and/or punitive damages, attorneys' fees, and grant, order and enter temporary, preliminary and permanent injunctive and equitable relief, and grant, order and enter declaratory relief, and any such other relief as this Honorable Court deems just and appropriate.

II. PARTIES

4) The Plaintiff, Auctus Fund, LLC is a limited liability company, duly organized in the State of Delaware, with its principal place of business located at 545 Boylston Street, 2nd Floor, Boston, Massachusetts 02116.

5) Upon information and belief, the Defendant, 2050 Motors, Inc., is a corporation, duly organized in the State of California, with a principal place of business located at 25 North River Lane, Suite 2050, Geneva, IL 60134.

III. JURISDICTION AND VENUE

6) The Plaintiff asserts that this Honorable Court has jurisdiction over this action pursuant to 28 U.S.C. § 1331, and under the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a, *et seq.* (hereinafter the "Securities Act"), and under the Exchange Act, 15 U.S.C. §§ 78a, *et seq.*

7) The Plaintiff contends that, pursuant to 28 U.S.C. § 1391(b), venue is proper in the District of Massachusetts in that, pursuant to the Transaction Documents (defined below), the Plaintiff Auctus and Defendant ETFM agreed that any and all disputes between and/or among them shall be brought, *inter alia*, in the state or federal courts in the Commonwealth of Massachusetts. Additionally, this Court is in such District where the Plaintiff Auctus is headquartered and has its principal place of business and is where the violative conduct described herein is alleged to have occurred.

8) This Court has personal jurisdiction, generally and specifically, over the Defendant by express terms of the Agreement, and as arising from its extensive business contacts, generally over time and specifically, in its business dealings with Plaintiff Auctus within the Commonwealth of Massachusetts.

IV. FACTUAL BACKGROUND

A. The Auctus / ETFM Transactions Documents and Contracts

9) On or about January 6, 2017, the Company executed, *inter alia*, a certain Securities Purchase Agreement (hereinafter the "Purchase Agreement") and a certain Convertible Promissory Note (hereinafter the "Convertible Note" and, with the Purchase Agreement and other documents,

collectively hereinafter the "Transaction Documents"), thereby entering into a contract with Plaintiff Auctus for its investment in the principal amount of $78,750.00 in ETFM. *See* Purchase Agreement, attached, restated and incorporated by reference herein as **Exhibit A**; Convertible Note, attached, restated and incorporated by reference herein as **Exhibit B**.

10) A review of the Plaintiff's Transaction Documents reveals that the Note has a conversion feature into which entitles the Plaintiff to convert, at amounts and upon timing that Auctus deemed appropriate, the Defendant's debt obligations, in whole or in part, into freely traded shares of ETFM common stock. Under the terms and conditions of the Transaction Documents, the Plaintiff has, and has had, a contractual right to convert at a price for ETFM common stock, averaged over a series of prior trading days, including and preceding the Conversion Date.

11) By the Transaction Documents, the Defendant is, and, at all relevant times, was, also required to allocate and reserve shares of its common stock for future conversions by the Plaintiff. The reservation of shares was an independent obligation by the Defendant to the Plaintiff, and was a mechanism by which to effectuate the share conversion as envisioned by the Note.

12) Thus, in detrimental reliance upon the information, representations and statements from the Defendant, the Plaintiff invested almost significant amounts of money in the Company, which has, and has had, a fiduciary duty and a duty of the utmost loyalty to the Plaintiff.

13) Unfortunately, to its detriment, the Plaintiff has learned that the Defendant had misrepresented and deceived the Fund, and omitted material information while having a duty of disclosure, regarding the Company, and perpetrated securities fraud in connection with the offer, purchase and sale of securities, in violation of, *inter alia*, Section 10(b) of the Securities Exchange Act of 1934, *as amended*, and Rule 10b-5, as promulgated thereunder, and the Massachusetts Uniform Securities Act, M.G.L. c. 110A, §§101, *et seq.*, *as amended.*

B. Defendant's Misrepresentations and Omissions of Material Facts and Securities Fraud in Connection with Offer, Purchase and Sale of Securities

14) The Plaintiff asserts and alleges that the Defendant misrepresented, omitted and failed to provide material facts to Auctus in connection with its investments and in the offer, purchase and sale of securities, and especially with respect to the business, finances, operations and other material matters relating to the Defendant, including but not limited to certain corporate transactions of Defendant ETFM.

15) Solely as an example of such material misrepresentations, omissions and/or misleading or false information, on or about March 7, 2016, the Defendant published and disseminated certain statements, entitled, *"2050 Motors, Inc. Plans to Start Taking Deposits on Carbon Fiber Autos and Extends Showcasing Event,"* which provided, in pertinent part, as follows:

> LAS VEGAS, NV--(Marketwired - March 07, 2016) - Due to popular demand, Michael Hu, President of 2050 Motors, Inc. (OTCQB: ETFM), is pleased to announce the extension of our electric vehicle showcase at the world renowned William Carr Gallery in Las Vegas, NV. The unveiling of our all carbon fiber electric vehicles represents the next evolutionary stage and a paradigm shift in the Automobile Industry.
>
> The public has continued to visit the gallery, including members of the news media, automotive industry representatives, as well as city and state government officials. Therefore, 2050 Motors plans to extend the automobile showcasing event for the entire month of March. The William Carr Gallery (http://williamcarrgallery.com/) is located in the Tivoli Village Mall on 400 S. Rampart Blvd., Ste. 105, Las Vegas NV 89145. The gallery will be open between 10 AM to 5 PM, Monday through Saturday, and on Sundays from 12 PM to 3 PM. We cordially request the public to register prior to visiting the gallery. Please email info@2050motors.com with the subject line "Attending Gallery," so we may accommodate all visitors.
>
> Michael Hu stated, "There has been a large number of visitors who have attended the gallery to appreciate the vehicles and they all have been very enthusiastic. Many of our guests offered to purchase the vehicles almost immediately and were ready to give deposits. Therefore, 2050 Motors have decided to start receiving pre-order deposits of $1,000 for the e-Go on Thursday, March 17th, which is St. Patrick's Day."

> Further details about this initial offer for the e-Go will be explained in the near future. Initial buyers who reserve their vehicle with pre-sale orders will have additional benefits and free options. Please stay informed for further details of this special offer.

16) Upon information and belief, the Defendant's statements were incomplete, misleading, and/or misrepresentative or omitted material information with a duty to disclose the same to the Plaintiff.

17) Solely as a further example of such material misrepresentations, omissions and/or misleading or false information, on or about, March 11, 2016, the Defendant published and disseminated certain statements, entitled "*2050 Motors, Inc., to Start Taking Deposits on its Carbon Fiber Electric Autos in March*" which provided, in pertinent part, as follows:

> LAS VEGAS, NV--(Marketwired - March 11, 2016) - Michael Hu, President of 2050 Motors, Inc. (OTCQB: ETFM), announced today that 2050 Motors will be accepting deposits on their all carbon fiber body electric automobile, called the e-Go, on March 17th (St. Patrick's Day) starting at midnight.
>
> Michael Hu stated, "The super-light-weight efficient e-Go with its all carbon fiber body built on a high grade extruded aluminum alloy frame is ready to take on any competitor including the Tesla Model 3 commuter car and the new electric Chevy Bolt, which are both scheduled to make their market entry in 2017. According to Wall Street, the electric commuter market is developing to be a major potential target which is being addressed by several automobile companies.
>
> "Due to the e-Go's advanced lightweight materials and design, the e-Go is at least 1000 lbs lighter than any of its competitors. Presently, no one can match the e-Go's efficiency especially under urban driving conditions."
>
> In an article in USA Today by Nathan Bomey (titled "Elon Musk: Tesla to accept orders on newMode 3 car")(http://www.usatoday.com/story/money/cars/2016/02/11/elon-musk-tesla-motors/80222610/) the author states, "Tesla is expected to preview the Model 3 in an event March 31, although it's not clear whether the company will reveal the entire vehicle. Anyone who pre-orders must place a $1,000 deposit, Musk said on Twitter."
>
> The USA Today article further states, "The company [Tesla Motors] has said the car would become available in late 2017, although analysts from Barclays and Morgan Stanley say mid- to late 2018 would be more realistic. The car has long

been viewed as the defining product for Tesla - a turning point that will prove whether the company can design, engineer, manufacture and sell a mass-market, comparably affordable electric vehicle."

Michael Hu commented, "2050 Motors cannot allow Tesla to corner the commuter market in the same way they cornered the high-end market four years ago. Four years ago, Tesla had no competition and very few other automobile companies were interested in investing in such a small segment of the consumer market. However, they are now entering into a commuter market where it will receive significant competition.

"The e-Go manufacturing plant is complete and ready to begin production and, we believe, we can compete not only with the Tesla Model 3 but also with any of the other affordable electric commuter vehicles competing in the US market. 2050 Motors will take initial pre-order deposits from March 17th at midnight through March 31st. The company will offer significant incentives for those who pre-order the e-Go including receiving the opportunity to be awarded free e-Go automobiles. This is especially true for those who place deposits on the first 25 e-Go vehicles. They will have the right to trade in their e-Go for the Ibis four door carbon fiber luxury sedan if and when it becomes available to the US market and receive the full purchase price of the e-Go against the price of the Ibis."

Interested buyers can fill out a form online at http://www.2050motors.com/pre-order/pre-order-form.html and have 10 days to fulfill the deposit after March 31st. Other details for making the $1000 deposit are on our website. People who are interested in this opportunity should read the pre-order terms carefully and be ready to fill out the online form starting on midnight March 17th.

Mr. Hu concluded, "2050 Motors has maintained a very low profile during the six years of development of the all carbon fiber bodied electric vehicles - the e-Go and the Ibis - until they were unveiled on February 12th at a grand opening in Las Vegas, which received much media attention.

"It's not 2050 Motors' intention to competitively out sell the e-Go against the Model 3 from Tesla or the Chevy Bolt because of their already existing name recognition. However, it's also true that 2050 Motors does not need to sell a significant number of vehicles for the company to become profitable. Large automobile companies have to recapture hundreds of millions of dollars that they have invested in the creation of their vehicle and they also have to cope with huge overheads. This is not true for 2050 Motors, we have virtually zero liabilities and even if we capture a very small percentage of the marketplace we can turn significant profits even from the initial sales of our vehicles."

The Las Vegas Review Journal article titled, "A Second Electric Car Company Is Planning to Build a Manufacturing Plant in Southern Nevada" (http://www.

> reviewjournal.com/business/second-electric-car-company-plans-manufacturing-plant-southern-nevada), correctly stated that 2050 Motors has completed all the milestones required by an automobile company to begin sales in the marketplace, including the ability to produce their vehicles on a mass scale. The only item left for the e-Go is to pass US crash testing standards. However, the e-Go has already passed crash test safety requirements according to European, Japanese and Chinese standards.

18) Upon information and belief, the Defendant's statements were incomplete, misleading, and/or misrepresentative or omitted material information with a duty to disclose the same to the Plaintiff.

19) As a further example of such material misrepresentations, omissions and/or misleading or false information provided to the Plaintiff, on or about March 18, 2016, the Defendant published and disseminated certain statements, entitled "*2050 Motors, Inc. Carbon Fiber Electric Auto Marketing Campaign Indicates a Successful Launch,*" which provided, in pertinent part, as follows:

> LAS VEGAS, NV --(Marketwired - March 18, 2016) - Today Michael Hu, President of 2050 Motors, Inc. (OTCQB: ETFM), stated that 2050 Motors' Pre-Order Marketing Launch indicated an impressive customer support for the all carbon fiber e-Go electric vehicle (offer started at 12:00 AM PST on March 17, 2016). During the first sixty minutes after midnight, 2050 Motors had already received more than 25 pre-orders and pre-orders have continue to come in during the first 24-hour period.
>
> As stated in the March 11 press release titled, "2050 Motors, Inc. To Start Taking Deposits On Its Carbon Fiber Electric Autos In March," 2050 Motors launched a special introductory pre-order offer for a two week period which required a $1000 pre-order deposit. Customers who participate in this initial launch will receive extraordinary free incentive options. Some of the options include a 10-year unlimited mileage warranty on the battery pack and participation in a free lottery of two carbon fiber e-Go cars (winners will be drawn at the next 2050 Motors Shareholders Meeting). Please see Pre-Order Agreement for details (http://www.2050motors.com/pre-order/pre-order-form.html).
>
> Michael Hu stated, "We are very happy with the initial results since 2050 Motors only advertised this campaign in Las Vegas, which meant that this was only offered to localized customers in Nevada, parts of California and Utah. We were surprised

that some of these pre-order customers included multiple orders from an automobile dealership and an order from the owner of an NBA basketball team."

After the two week period, pre-order participants will receive a pre-order priority number and will be notified about their standing on this list. So far, all indications are that 2050 Motors has launched a very successful pre-order marketing survey.

Michael Hu also stated, "The results of this initial program will serve as a basis to launch a much larger offering nationwide when we receive US DOT approval, complete all the requirements for the importation of the e-Go to the United States, and complete all crash testing."

It is noteworthy that the e-Go has already undergone extensive computer simulations, road tests and actual crash testing in China. The e-Go has successfully passed preliminary crash testing at the world renowned CATARC (China Automotive Technology & Research Center) Institute (http://www.catarc.ac.cn/ac2016/index.html).

Marketing data and customer participation in a regional pre-order launch program (such as the one 2050 Motors embarked upon) is a very valuable tool which other companies can use to evaluate their future marketing strategy. Therefore, 2050 Motors will not release the final results of this initial regional offer since we will be using this data to format our much larger nationwide campaign to sell our carbon fiber vehicles later this year.

20) Upon information and belief, the Defendant's statements were incomplete, misleading, and/or misrepresentative or omitted material information with a duty to disclose the same to the Plaintiff.

21) As a further example of such material misrepresentations, omissions and/or misleading or false information provided to the Plaintiff, on or about April 4, 2016, the Defendant published and disseminated certain statements, entitled "*2050 Motors, Inc., Successfully Completes marking Sales Campaign for Its All Carbon Fiber Electric Auto*," which provided, in pertinent part, as follows:

LAS VEGAS, NV--(Marketwired - April 04, 2016) - Today Michael Hu, President of 2050 Motors, Inc. (OTCQB: ETFM), announced the successful completion of the marketing program of its all carbon fiber electric vehicle called the e-Go.

The test program required prospective customers to place a $1000 deposit check to hold an early delivery position to purchase the ultra-lightweight carbon fiber electric vehicle. The marketing was only available for a two-week period ending March 31, 2016. The target test area was limited to Las Vegas and the surrounding areas where only a limited amount of advertising was done. As previously announced the first 25 vehicles received deposits in the first hour of the sales program. The program included many free options for these initial customers. Please see http://www.2050motors.com/pre-order/pre-order-form.html for details.

Mr. Hu stated, "The Company is proud to announce that in order to reward these initial buyers, 2050 Motors will not deposit any of the $1000 escrow checks and that all these checks will be returned to the customers. However, all participants will receive all the free options offered in this program and will retain their ordering position for the future delivery of the e-Go electrics."

Michael Hu continued, "If the results of this marketing study are extrapolated to just an area across the southern portion of the United States, 2050 Motors would have had enough deposits to sell almost all of its first year projected production for the e-Go (in just a two week period). Of course, extrapolation forecasts are not always predictable, but then this marketing test program was only conducted for two weeks with limited advertising in only one city: Las Vegas."

Marketing data and customer participation in a regional pre-order launch program (such as the one 2050 Motors embarked upon) is a very valuable tool which other companies can use to evaluate their future marketing strategy. Therefore, 2050 Motors will not release the final results of this initial regional offer since we will be using this data to format our much larger nationwide campaign to sell our carbon fiber vehicles later this year.

Michael Hu also stated, "We have a tremendous amount of gratitude to the people who stepped up and placed their $1000 deposits to ensure that they will be first on the list to receive these vehicles. We hope these initial buyers will be happy with all of the free options that are going to be given to them under this program. All participants will be contacted about their privilege buying position and free options within the next two weeks."

Please note that the e-Go has already undergone extensive computer simulations, road tests and actual crash testing in China. The e-Go has successfully passed preliminary crash testing at the world renowned CATARC (China Automotive Technology & Research Center) Institute (http://www.catarc.ac.cn/ac2016/index.html).

It is also noteworthy that Tesla Motors, Inc. (https://www.teslamotors.com/) is now accepting $1000 deposits on its new commuter vehicle called the Model 3, which will be a direct competitor for the carbon fiber e-Go. Many people have suggested some unusual methods for comparing these two vehicles. Although 2050 Motors

does not endorse any of these comparisons, it is interesting just to review them to see how electric vehicle buying customers might compare the two companies and the two programs, as follows:

> 1) The estimate for the Tesla Model 3 vehicle to be produced is approximately two years in the future. Whereas the electric e-Go plant is already completed and ready to start up production of vehicles in a few weeks. See video of completed electric e-Go automobile plant: http://youtu.be/wih8_xxZNgA
>
> 2) Whereas the Tesla $1000 deposit program is worldwide, the 2050 Motors program was isolated to the Las Vegas area and was only available for a two week market test period.
>
> 3) Although manufacturer specifications are not available yet, people are estimating the lightweight carbon fiber e-Go will be approximately 1000 lbs lighter in weight than the Model 3. This will make the e-Go a much more efficient vehicle, especially in urban driving conditions.
>
> 4) 2050 Motors has virtually no liabilities, whereas Tesla Automobile Company has liabilities (debts) in the order of approximately three billion dollars.

In conclusion, there are many other unusual types of comparisons that can be formulated between the two companies, some negative and some positive. However, it is interesting to review people's thoughts on this new emerging automobile industry.

We congratulate Tesla for their Model 3 unveiling. However, the super-lightweight highly-efficient e-Go with its all carbon fiber body, which is five times stronger than steel and one third the weight of steel, built on a high grade extruded aluminum alloy frame is ready to take on any competitor including the Tesla Model 3 commuter car and the new electric Chevy Bolt.

It's not 2050 Motors' intention to competitively out sell the e-Go against the Model 3 from Tesla or the Chevy Bolt because of their already existing name recognition. However, it's also true that 2050 Motors does not need to sell a significant number of vehicles for the Company to become profitable. Large automobile companies have to recapture hundreds of millions of dollars that they have invested in the creation of their vehicle and they also have to cope with huge overheads. This is not true for 2050 Motors, we have virtually zero liabilities and even if we capture a very small percentage of the marketplace we can turn significant profits even from the initial sales of our vehicles.

> No automobile company has been able to produce an electric carbon fiber vehicle in the $30,000 to $35,000 price range to compete with the 2050 Motors' electric e-Go (MSRP $33,900 that after the federal tax rebate will be $26,400).

22) Upon information and belief, the Defendant's statements were incomplete, misleading, and/or misrepresentative or omitted material information with a duty to disclose the same to the Plaintiff.

23) As a further example of such material misrepresentations, omissions and/or misleading or false information provided to the Plaintiff, on or about May 20, 2016, the Defendant published and disseminated certain statements, entitled "*2050 Motors Inc. Airs Its All Electric Carbon Fiber Automobile Story*," which provided, in pertinent part, as follows:

> LAS VEGAS, NEVADA, May 20, 2016 (GLOBE NEWSWIRE) -- Today Michael Hu, President of 2050 Motors, Inc. (OTCQB: ETFM), announced that last week 2050 Motors' personnel were interviewed on May 11, 2016 on the Emmy-Award winning, nationally syndicated television and radio program seen daily by a 62 million audience. The interview took place at the Jump Television Studios of the YouToo America Network at the Mira Mesa Sorrento Valley in San Diego, California. The interview aired nationally and was carried on local radio San Diego radio station KOGO and TV KUSI station as "The Big Biz Show"(Biz Brew) with Robert "Sully" Sullivan and Co-host Russ T. Nailz (Guest Co-host Kyle Harrington) and David Kamatoy is the Executive Producer.
>
> The Big Biz Show featured many aspects of 2050 Motors including China media clips of the completed e-Go electric automobile manufacturing plant, which was designed to produce the advanced carbon fiber body components and use robotic welding machines to produce the extruded aluminum alloy racing frames. A video played at the show illustrated the successful preliminary crash testing in China of the e-Go which exhibited the minimal damage sustained in a 35 mph frontal crash test. The show featured the e-Go automobile but also covered the Ibis carbon fiber all electric four door sedan. Both cars were brought in from Las Vegas to San Diego and displayed outside the studio during the filming.
>
> This in depth interview clearly demonstrated the competitive edge that 2050 Motors has engineered into its all electric carbon fiber vehicles. The success of The Big Biz interview has sparked the interest of other talk media radio and TV shows. 2050 Motors has now been approached with interview requests from other media outlets.
>
> We encourage everyone to watch the interview at https://youtu.be/MiZjj6WT8lk

> The Big Biz Show has been on air for 17 years, it's an Emmy-Award winning, nationally syndicated television and radio program seen daily in 62 Million television homes via Fox Business, Biz Television Network, YouToo AmericaTelevision Network and heard in 150 radio stations across the U.S. on IHeart Media, Business Talk Radio Network and Armed Forces Radio network in 175 countries and all the ships at sea.

24) Upon information and belief, the Defendant's statements were incomplete, misleading, and/or misrepresentative or omitted material information with a duty to disclose the same to the Plaintiff.

25) As a further example of such material misrepresentations, omissions and/or misleading or false information provided to the Plaintiff, on or about June 16, 2016, the Defendant published and disseminated certain statements, entitled "*TV Interview Covers Future of Automotive Industry and 2050 Motors*," which provided, in pertinent part, as follows:

> LAS VEGAS, NEVADA, June 16, 2016 (GLOBE NEWSWIRE) -- Today Michael Hu, President of 2050 Motors, Inc. (US OTCQB: ETFM), stated that Joseph LaStella P.E.C.E. Ret., a Senior Engineering Consultant for 2050 Motors, was interviewed on the "The Big Biz Show." Mr. LaStella presented some interesting and independent views on the future of not only electric cars but the entire automobile industry.
>
> The interview was conducted on Tuesday June 7, 2016 and the show was not only humorous but Mr. LaStella brought with him to the studio many carbon fiber pieces for presentation, including the entire front end of the e-Go car. The exhibition also included two YouTube videos that demonstrate the indestructability of the e-Go carbon fiber material. The first video shows a frontal crash test of the e-Go at 35 mph into a concrete wall with very little indication of damage. The second video shows .38 caliber bullets bouncing off a carbon fiber plate of the same thickness of the e-Go body. The plate was presented at the interview to review first-hand the minimal damage done by the bullets.
>
> It's also interesting to note that later on the same day of the interview a major article was published in The Wall Street Journal titled "How Auto Companies Are Making Their Cars Lighter" (http://www.wsj.com/articles/how-auto-companies-are-making-their-cars-lighter-1465351441) which covered specifically many of the items illustrated in the LaStella interview and confirming many of his statements. This article clearly represents the future of the automobile industry wherein it is experiencing a paradigm shift to ultra-low-weight vehicles such as aluminum alloy and carbon fiber. Carbon fiber is five times stronger than steel and one third the

> weight of steel, which makes it the ideal material for future automobiles. 2050 Motors electric vehicles make use of these types of materials including extruded aluminum alloy frames and the first complete carbon fiber bodies available at consumer prices today. It took five years for Italian and Chinese engineers to develop a low cost process to make this vehicle possible. Because of these breakthrough technologies, no other company can offer a carbon fiber vehicle at reasonable consumer prices other than 2050 Motors, Inc.
>
> This in depth interview clearly demonstrated the competitive edge that 2050 Motors has engineered into its all electric carbon fiber vehicles. The success of The Big Biz interview has sparked the interest of other talk media radio and TV shows. 2050 Motors has now been approached with interview requests from other media outlets.
>
> We encourage everyone to watch the interview at https://youtu.be/_PVVO0g89nE and other videos at the 2050 Motors YouTube Channel at https://www.youtube.com/channel/UCDLL9zfZ5w1IfVst1fLO0-g
>
> The Big Biz Show has been on air for 17 years, it's an Emmy-Award winning, nationally syndicated television and radio program seen daily in 62 Million television homes via Fox Business, Biz Television Network, YouToo AmericaTelevision Network and heard in 150 radio stations across the U.S. on IHeart Media, Business Talk Radio Network and Armed Forces Radio network in 175 countries and all the ships at sea.

26) Upon information and belief, the Defendant's statements were incomplete, misleading, and/or misrepresentative or omitted material information with a duty to disclose the same to the Plaintiff.

27) As a further example of such material misrepresentations, omissions and/or misleading or false information provided to the Plaintiff, on or about June 29, 2016, the Defendant published and disseminated certain statements, entitled "*2050 Motors Secures 10 Million Dollar Equity Purchase Agreement for Auto Assembly Plaint*" which provided, in pertinent part, as follows:

> LAS VEGAS, NEVADA, June 29, 2016 (GLOBE NEWSWIRE) -- Michael Hu, President of 2050 Motors, Inc. (US OTCQB: ETFM), announced that 2050 Motors has secured a $10 million equity purchase agreement specifically to construct a carbon fiber electric car assembly facility in Las Vegas. After negotiations with

Southridge Partners II, LP, the parties have agreed to a final contract to secure the $10 million equity purchase agreement.

The Southridge Partners II, LP is a Delaware limited partnership located in Connecticut with strong ties to Wall Street. Southridge (http://www.southridge.com/) is a diversified financial holding company specializing in direct investment and advisory services to small and middle market companies. Since 1996 the structured finance team has made direct investments of over $1.8 billion into over 250 growth public companies globally.

Mr. Hu also stated, "2050 Motors has been negotiating with the City of Las Vegas to establish its carbon fiber electric automobile assembly plant and we believe the negotiations are very close to culmination. The City of Las Vegas and the State of Nevada have multifaceted incentive programs to help 2050 Motors bring high paying jobs to the city. Nevada's incentive programs include training of the workforce, multi-year reduced taxes, various financial assistance packages, non-profit programs and a catalyst fund among other programs."

Furthermore, 2050 Motors executives have also been negotiating with the Las Vegas Global Economic Alliance (LVGEA)(https://www.lvgea.org/), which has agreed to work closely with our company in setting up a foreign trade zone. LVGEA is a 501(c)6 membership organization that, since 1952, has helped attract, retain and expand companies including Levi Strauss & Co., Bank of America, Zappos and SolarCity to the Las Vegas area.

LVGEA has offered assistance to 2050 Motors to establish a foreign trade zone for the assembly facility which will be a great advantage for the company's automobile assembly business plan. LVGEA is the grantee for Foreign Trade Zone 89, a program that allows firms to bring foreign goods or raw materials for manufacturing and/or assembling into the United States without formal customs entry or payment of customs duties and government excise taxes until products leave the zone. Furthermore, this type of zoning has many facets that can reduce the cost of assembling our electric vehicles in the United States. In fact, these collective savings can pay for the majority of the labor required to assemble these vehicles in the United States.

We anticipate that in the near future we will finalize the agreement for building our Las Vegas facility with the City of Las Vegas and move forward on this valuable program. This will allow the creation of many high paying jobs and bring to the United States an advanced technology that enables 2050 Motors to assemble carbon fiber vehicles at very low cost. The carbon fiber parts are manufactured in China and shipped to the United States. The carbon fiber advanced process developed by Italian and Chinese engineers makes auto body parts stronger, lighter and less expensive to produce. Carbon fiber is five times stronger than steel and one third the weight of steel. This makes 2050 Motors' electric vehicles well over one thousand pounds lighter than any other EV on the market today. Carbon fiber

> provides the basis for making 2050 Motors' electric vehicles the safest and most efficient ever produced for the mass consumer market.

28) Upon information and belief, the Defendant's statements were incomplete, misleading, and/or misrepresentative or omitted material information with a duty to disclose the same to the Plaintiff.

29) As a further example of such material misrepresentations, omissions and/or misleading or false information provided to the Plaintiff, on or about December 09, 2016, the Defendant published and disseminated certain statements, entitled "*2050 Motors Outlook for 2017*" which provided, in pertinent part, as follows:

> LAS VEGAS, NEVADA, Dec. 09, 2016 (GLOBE NEWSWIRE) -- Michael Hu, President of 2050 Motors, Inc. (US OTCQB: ETFM), today reviewed the present status and outlook for 2050 Motors for the year 2017.
>
> Mr. Hu takes this opportunity to remind everyone that 2050 Motors is much more than just a car company. 2050 Motors is involved in all aspects of automobile technology including advanced batteries, high efficiency and alternate fuel engines, hybrid vehicles, production of graphene and composite materials.
>
> Mr. Hu also states that the company has continued to make progress on all its projects. However, delays have occurred in China with our partner Jiangsu Aoxin New Energy Automobile Co., Ltd., for the production of the all carbon fiber electric automobiles. The reason for these delays at the Aoxin manufacturing plant have been clearly stated in two Bloomberg articles issued on August 28 and 29, 2016. The first article titled, "95% of China's Electric Vehicle Startups Face Wipeout" (http://www.bloomberg.com/news/articles/2016-08-28/most-of-china-s-electric-car-startups-face-wipeout-by-new-rules) explains that China will only issue a very limited number of production permits to electric vehicle manufacturing companies, which will probably eliminate 95% of the existing electric vehicle companies in China. The second article titled, "Waste-Truck Maker, Sportscar Startup Said Near China EV Permits" (http://www.bloomberg.com/news/articles/2016-08-29/garbage-truckmaker-sportscar-startup-said-near-china-ev-permits) clearly indicates that Aoxin is a primary candidate to receive one of these very limited and valuable production permits. The article states, "Aoxin, which produces electric-powered garbage trucks and postal vehicles, is owned by the investment arm of Yancheng, a small city in eastern Jiangsu province. The mayor had pledged to help the company

> obtain the EV manufacturing permit as part of the provincial push to promote the development of the new-energy vehicle industry."
>
> Mr. Hu further comments: The China government reviewers, the National Development and Reform Commission (NDRC), issue approvals at their own pace. Although the new Aoxin manufacturing plant has passed all previous inspections by this agency, complications have occurred due to the fact that no other company in China has ever built full carbon fiber electric vehicles before. Aoxin continues to cooperate with the NDRC for the license/permit to be issued.
>
> 2050 Motors is anxiously awaiting the arrival of the first assembly line shipment of the new all carbon fiber e-Go automobiles to the United States to schedule crash testing according to US DOT standards. This will happen as soon as the new Aoxin e-Go manufacturing plant receives its permit to produce vehicles. It should be noted that the e-Go has already passed preliminary crash testing at the famous CATARC Institute in China according to Chinese, Japanese and European standards. Please see press release titled, "2050 Motors, Inc. Announces All Carbon Fiber Electric E-Go Passes Frontal Crash Test With Impressive Results" (Feb. 12, 2016)(http://2050motors.com/press-releases.html) for further details on crash testing.
>
> Aoxin completed Phase 1 of the full carbon fiber body electric vehicle plant in China in January 2015 (https://www.youtube.com/watch?v=wih8_xxZNgA), which continues to be updated with advanced robotic production machinery.
>
> Aoxin has also continued to invest several hundred million dollars (USD) to complete its Phase 2 project with an additional 2.2 million square foot facility (see photos at website http://www.2050motors.com/aoxinfacility.html). In this completed facility, Aoxin will build two brand-new carbon fiber electric vehicle models for model years 2019 and 2020. Phase 2 will also include on-site manufacturing of its own vehicle batteries and other major electrical components, including electric motors and controllers.
>
> In summary, Mr. Hu stated that 2050 Motors and its production partner Aoxin will continue their journey to the ultimate goal of producing and distributing some of the most advanced carbon fiber electric automobiles in the world.

30) Upon information and belief, the Defendant's statements were incomplete, misleading, and/or misrepresentative or omitted material information with a duty to disclose the same to the Plaintiff.

31) As a further example of such material misrepresentations, omissions and/or misleading or false information provided to the Plaintiff, on or about September 29, 2017, the Defendant published and disseminated certain statements, entitled "*2050 Motors Decides to Move Forward On Its Electric Vehicle Assembly Plant In The USA*" which provided, in pertinent part, as follows:

> LAS VEGAS, Sept. 29, 2017 (GLOBE NEWSWIRE) -- Michael Hu, President of 2050 Motors, Inc. (OTCQB:ETFM), announced today that during this last quarter 2050 Motors has decided to shift strategy to immediate preparation for Phase II of its business plan. Under Phase II, US workers will assemble electric vehicles in Las Vegas, Nevada with high-tech parts manufactured and imported from Aoxin Automobile in China including advanced carbon fiber bodies and high strength aluminum alloy frames as well as other high-quality US manufactured components.
>
> This would benefit Aoxin Automobile and 2050 Motors in entering the US EV market as soon as possible. 2050 Motors intends to assemble and sell the e-Go EV as a low-speed neighborhood electric vehicle while the Company is completing the crash test sequence and complying with other US standards for the e-Go EV as a highway-capable vehicle. Please see the four-minute video illustrating the successful frontal crash test of the e-Go and additionally the amazing impact durability testing: https://www.youtube.com/watch?v=WeCpds1J9TE
>
> Mr. Hu comments: "In 2016, 2050 Motors unveiled its four-passenger all-carbon-fiber body electric vehicle in Las Vegas. The e-Go carbon fiber body is five times stronger than steel and extremely lightweight, allowing it to be half the weight of competing electric automobiles which translates to significantly higher safety and energy efficiency. The high-quality carbon fiber body parts of the e-Go are manufactured by a patented low-cost process in minutes instead of hours. Aoxin Automobile is supporting 2050 Motors' Phase II strategy by providing all their game-changing components from the new, upgraded Yancheng Plant at very competitive prices. This will allow 2050 Motors to offer e-Go all-electric passenger vehicles at affordable prices approximately $10,000 below our competitors, a significant advantage in the mid-range electric car market which has grown exponentially in the last 2-3 years."
>
> Mr. Hu further commented: "The world has recently been given a wake-up call by an unprecedented series of never before seen sequence of hurricanes, indicating that climate change events are here to stay. World leaders are reacting by eliminating internal combustion engine automobiles and replacing them with electric and hybrid vehicles. See as an example the following articles":

> The LA Times article titled "China is banning traditional auto engines. Its aim: electric car domination" (http://www.latimes.com/business/autos/la-fi-hy-china-vehicles-20170911-story.html) (September 12, 2017) stated, "Britain and France each vowed to implement such a ban by 2040." This is also followed by many countries around the world including India and Norway.
>
> And recently Bloomberg reported, "California Considers Following China With Combustion-Engine Car Ban" (https://www.bloomberg.com/news/articles/2017-09-26/california-mulls-following-china-with-combustion-engine-car-ban) (September 26, 2016).
>
> Mr. Hu further stated: "The automakers finally got the message also. See as an example the following article:"
>
> The CNN Money article titled "Mercedes is spending $1 billion to go electric in Alabama" (http://money.cnn.com/2017/09/22/news/economy/mercedes-alabama-billion-investment-jobs/index.html) (September 22, 2017).
>
> In conclusion, Mr. Hu stated that, although 2050 Motors still faces challenges, we believe we are ahead of the game with a completed automobile plant ready to produce parts to build the only all-electric carbon fiber body vehicle in the world at reasonable consumer prices..

32) Upon information and belief, the Defendant's statements were incomplete, misleading, and/or misrepresentative or omitted material information with a duty to disclose the same to the Plaintiff.

33) Defendant ETFM has committed fraud and has made material misrepresentations and omitted material information while having a duty to disclose the same to the Plaintiff, prior to and in connection with the offer, purchase and sale of securities with Auctus, and in connection with the Transaction Documents by which the Plaintiff invested hundreds of thousands of dollars in the Company.

34) As a direct and proximate cause of the violations of the federal and state securities laws of the Defendant, Plaintiff Auctus has suffered irreparable harm, and general, special, and

consequential damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to its detriment, and resulted in the unjust enrichment of the Defendant.

C. Defendant's Events of Default and Breaches of SPA and Note

35) Based upon the fraud and deceit and securities fraud by the Defendant, the Plaintiff contends that it has a bona fide basis to prosecute claims on the Transaction Documents, and that any understandings and/or agreements to the contrary are fraudulent and void, whether *ab initio* or otherwise, and/or voidable.

36) Thus, the Plaintiff asserts that the Company incurred and/or caused several Events of Default, as set forth in Article III, entitled "Events of Default," of the Note. These Events of Default included, *inter alia*, breaches of following provisions of the Transaction Documents: a) Sections 1.3 (Authorized Shares); b) Sections 1.4(g) (Sub-penny conversion price); c) Section 1.4(h) (Failure to Deliver Common Stock prior to Delivery date); d) Section 2.8 (Non-circumvention); e) Section 3.1 (Failure to pay principal or interest); f) Section 3.2 (Failure to Honor Conversion); g) Section 3.4 (Breach of Agreement and covenants – Sections 2.8 of the Note (Noncircumvention) and 1.3 (Authorized Shares)); h) Section 3.5 (Breach of Representations and Warranties -Section 3(g) (SEC Documents; Financial Statements)) of that certain Securities Purchase Agreement (the "SPA") by and between ETFM and AFL dated January 6, 2017; i) Section 3.10 (Failure to Comply with the Exchange Act); and j) Section 4.14 (Failure to notify of Future Financing).

37) Thereafter, it is undisputed that the Company incurred and/or caused several Events of Default, as set forth in Article III, entitled "*Events of Default*," of the Auctus Note. In addition, pursuant to Section 3.1, an Event of Default shall have occurred by the failure of the Company to pay the principal or interest when due on the Note, whether at maturity, upon acceleration, or

otherwise. *See* Note (**Exhibit B)** § 3.1. This Event of Default, together with others, have occurred and continue to occur.

38) Upon the occurrence of an Event of Default under Section 3.1 of the Auctus Note, the entire principal and accrued interest shall be due and owing hereunder. Furthermore, an Event of Default pursuant to Section 3 of such Note, the Company is required to pay, and shall pay, Plaintiff Auctus the "Default Sum" (as defined therein), due under the Note as multiplied by One-Hundred and Fifty and 00/100 (150.00%) percent (under Section 3.10) and Two Hundred and 00/100 (200.00%) percent (under Section 3.2). Thus, as of October 18, 2019, the Company owes Plaintiff Auctus, under the SPA and the Note, the Default Sum Totaling Two Hundred Eighty - Three Thousand - Four Hundred – Eighty - Six and 96/100 (**$283,486.96)** Dollars (U.S.). *See* Auctus Schedule as of October 18, 2019, attached, restated and incorporated by reference herein as **Exhibit 1**. Until paid, the Default Sum shall continue to accrue the default interest rate of Twenty-two and 00/100 (22.00%) percent per year, provided by the Note.

39) In sum, the Defendant has committed securities fraud, unfair and deceptive trade practices, and has perpetrated a fraud and deceit upon the Plaintiff, which suffered as a consequence. throughout, the Defendant has been unjustly enriched and converted the Plaintiff's assets, causing it to suffer further damages and injuries. As a result of the fraudulent scheme, actions, concealment, and omissions of the Defendant, the Plaintiff lost substantial monies and lost opportunity in such assets.

V. VIOLATIONS OF LAW COUNT I – VIOLATIONS OF FEDERAL SECURITIES LAWS

40) The Plaintiff reasserts Paragraphs 1 through 39 of the Complaint, together with **Exhibits**, and restates and incorporates them herein by reference.

41) The Defendant violated Section 10(b) of the Exchange Act, 15 U.S.C. §78j(b) and Rule 10b-5 promulgated thereunder, 17 C.F.R. §240.10b-5, in that, as described herein, and in connection with the purchase, offer and sale of securities, they knowingly, recklessly and intentionally:

a. employed manipulative and deceptive devices and contrivances;

b. employed devices, schemes and artifices to defraud;

c. made untrue statements of material fact and omitted to state material facts necessary in order to make statements made, in light of the circumstances under which they were made, not misleading; and

d. engaged in acts, practices and a course of business which operated as a fraud or deceit upon the Plaintiff.

42) As a direct and proximate cause of the violations of the federal securities laws by the Defendant, Plaintiff Auctus has suffered, and continues to suffer, irreparable harm, and general, special, and consequential damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to its detriment, and resulted in the unjust enrichment of the Defendant.

COUNT II - VIOLATIONS OF MASSACHUSETTS STATE SECURITIES LAWS, M.G.L. c. 110A

43) The Plaintiff reasserts Paragraphs 1 through 42 of the Complaint, together with **Exhibits**, and restates and incorporates them herein by reference.

44) The Defendant violated Massachusetts Uniform Securities Act, Massachusetts General Laws Chapter 110A, §§ 101, *et seq.*, *as amended*, in that, as described herein, it offered and sold securities by means of untrue statements of material fact.

45) The Defendant recklessly and intentionally omitted disclosure of pertinent material facts in an attempt to make its previous statements appear to not be misleading.

46) As a direct and proximate cause of the violations of the Massachusetts state securities laws by the Defendant, Plaintiff Auctus has suffered, and continues to suffer, irreparable harm, and general, special, and consequential damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to its detriment, and resulted in the unjust enrichment of the Defendant.

COUNT III – BREACH OF CONTRACT

47) The Plaintiff reasserts Paragraphs 1 through 46 of the Complaint, together with **Exhibits**, and restates and incorporates them herein by reference.

48) Pursuant to the Security Purchase Agreement and the Note, the Fund invested in the Company and sought to become a shareholder, in good faith, to join the Company in the accomplishment of its business goals and in accordance with the standards of the business and the securities industry.

49) The Fund alleges that the Company is liable for a breach of contract and for a breach of an implied covenant of good faith and fair dealing. A breach of contract is failure without excuse to perform a duty which is due under the contract. Additionally, the interpretation of a contract is a question of law, not fact. If the wording is not ambiguous, then the contract must be enforced according to its plain terms.

50) The Fund contends that the Defendant breached its various contracts with the Plaintiff by its conduct, as described herein.

51) The Defendant, by its conduct described herein, violated the Purchase Agreement and the Note, breaching its contract with the Plaintiff.

52) As a direct and proximate cause of the Defendant's breaches of its contracts, the Plaintiff has suffered, and continues to suffer, irreparable harm, and general, special, and consequential damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to its detriment.

COUNT IV – BREACHES OF IMPLIED
COVENANT OF GOOD FAITH-FAIR DEALING

53) The Plaintiff reasserts Paragraphs 1 through 52 of the Complaint, together with **Exhibits**, and restates and incorporates them herein by reference.

54) It is well established in that every contract carries an implied covenant of good faith and fair dealing whereby the parties treat each other fairly and act in good faith and no party to the contract shall take any action to harm another party's rights under the contract. The duty imposed by this "implied covenant of good faith and fair dealing" pertains to bad faith in the performance of a contract, not just in its execution or negotiation. Implicit in every contract is the requirement on faithfulness to an agreed upon common purpose and consistency with the justified expectations of the other party.

55) A breach of contract is the failure to perform for which legal excuse is lacking. As a matter of law, a contract existed, which the Company breached and failed to comply with the covenant of good faith and fair dealing. The law is clear - the Fund had binding contracts and the Company has no legal basis, as a matter of law, to avoid its obligations under the Note or the damages, including but not limited to damages set forth pursuant to Sections 3.10 and 3.2 of such Note which arose as a result from the breach of the Purchase Agreement and the Note.

56) The Defendant had a duty of good faith and fair dealing in its dealings with the Plaintiff and pursuant to the promises, contracts, and statements made to the Plaintiff to induce it

to enter into the contracts and provide assets to the Defendant in exchange for its promise to repay the same, with interest.

57) Under the covenant, the Defendant was obligated to a good faith performance of its obligations under the Purchase Agreement and the Note with the Plaintiff, and to be faithful and consistent to the justified expectations of the Plaintiff.

58) As described above, the Defendant breached the implied covenant of good faith and fair dealing with the Plaintiff.

59) As a direct and proximate cause of the Defendant's breaches of the implied covenant of good faith and fair dealing, the Plaintiff has suffered, and continues to suffer, irreparable harm, and general, special, and consequential damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to its detriment.

COUNT V – UNJUST ENRICHMENT

60) The Plaintiff reasserts Paragraphs 1 through 59 of the Complaint, together with the **Exhibits**, and restates and incorporates them herein by reference.

61) The Defendant illegally received assets and benefits from the Plaintiff, as arising from its false and fraudulent statements and misrepresentations, and without providing equivalent value therefor.

62) The Defendant's actions, courses of conduct, and omissions were wantonly, intentionally, and maliciously conducted against the Plaintiff, to its detriment.

63) The Defendant has been unjustly enriched by its actions, as described herein.

64) As a direct and proximate cause of the Defendant's unjust enrichment, the Plaintiff has suffered, and continues to suffer, irreparable harm, and general, special, and consequential

damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to its detriment.

COUNT VI – BREACH OF FIDUCIARY DUTY

65) The Plaintiff reasserts Paragraphs 1 through 64 of the Complaint, together with the **Exhibits**, and restates and incorporates them herein by reference.

66) A fiduciary relationship existed between the Plaintiff and the Defendant, requiring it to act with a duty of the utmost loyalty and trust on behalf of the Plaintiff. As a fiduciary, the Defendant was required to maintain and protect the welfare of the Plaintiff.

67) By engaging in the conduct described herein, the Defendant breached its fiduciary duties to the Plaintiff.

68) As a direct and proximate cause of the Defendant's breach of fiduciary duty, the Plaintiff has suffered irreparable harm, and general, special, and consequential damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to its detriment.

COUNT VII – FRAUD AND DECEIT

69) The Plaintiff reasserts Paragraphs 1 through 68 of the Complaint, together with the **Exhibits**, and restates and incorporates them herein by reference.

70) The actions of the Defendant described herein constitute fraud and deceit, including but not limited to the following:

a) the Defendant made false representations of material facts, and/or omitted material facts with a duty of disclosure, knowing or having reason to know of their falsity;

b) the Defendant made said misrepresentations and omissions for the purpose of inducing reliance from the Plaintiff; and

c) the Plaintiff did rely upon said misrepresentations and omissions, to its detriment.

71) As a direct and proximate cause of the Defendant's fraud and deceit, the Plaintiff has suffered, and continues to suffer, irreparable harm, and general, special, and consequential damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to its detriment.

COUNT VIII - NEGLIGENT MISREPRESENTATION

72) The Plaintiff reasserts Paragraphs 1 through 71 of the Complaint, together with **Exhibits**, and restates and incorporates them herein by reference.

73) The conduct of the Defendant as described herein constitutes negligent misrepresentation in that the Defendant negligently provided the Plaintiff with erroneous and misleading information, and negligently omitted material information with a duty to disclose, to the Plaintiff's detriment.

74) As a direct and proximate cause of the Defendant's negligent misrepresentations, the Plaintiff has suffered, and continues to suffer, irreparable harm, and general, special, and consequential damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to its detriment.

COUNT IX - VIOLATIONS OF MASSACHUSETTS CONSUMER PROTECTION ACT / M.G.L. C. 93A, §§ 2 & 11

75) The Plaintiff reasserts Paragraphs 1 through 74 of the Complaint, together with the **Exhibits**, and restates and incorporates them herein by reference.

76) At all relevant times herein, the Defendant conducted a trade or business, as defined by the Massachusetts Consumer Protection Act, M.G.L. c. 93A, within the Commonwealth of Massachusetts.

77) The conduct of the Defendant as described herein, constitutes unfair and deceptive trade practices, under Sections 2 and 11 of the Consumer Protection Act, including but not limited to claims that the Defendant:

a) executed the Securities Purchase Agreements and the Note with full knowledge and understanding of the Defendant's obligations to the Plaintiff;

b) fraudulently induced the Plaintiff to invest in the Company and thereby breached its promise to repay the Plaintiff;

c) fraudulently concealed from the Plaintiff the full and complete financial and operational details and prospects of the Company in inducing the Plaintiff to make its investment in the Company;

d) knowingly and intentionally concealed these activities from the Plaintiff, to its detriment; and/or

e) violated the requirements, terms and conditions of existing statutes, rules and regulations meant for the protection of the public's health, safety or welfare.

78) As a direct and proximate cause of the Defendant's violations of the Massachusetts Consumer Protection Act, M.G.L. c. 93A, Sections 2 and 11, the Plaintiff has suffered, and continues to suffer, irreparable harm, and general, special, and consequential damages, including, but not limited to, loss of profits, interest, and other damages, injuries, and losses, to its detriment.

VI. REQUEST FOR RELIEF

WHEREFORE, the Plaintiff, Auctus Fund, LLC, respectfully requests that this Honorable Court grant it the following relief:

A) Order, grant and enter temporary, preliminary and permanent injunctive and equitable relief, and specific performance, and finding that the Plaintiff has suffered irreparable harm, has a likelihood of success on the merits, that the balance of hardships favors the Plaintiff and that it is in the public interest to grant such temporary, preliminary and permanent injunctive and equitable relief, and specific performance for the benefit of the Plaintiff, as set forth herein;

B) Determine that the Defendant is liable for all damages, losses, and costs, as alleged herein;

C) Determine and award the Plaintiff, Auctus Fund, LLC, the actual losses sustained by it as a result of the violations of law by the Defendant, as set forth herein;

D) Render a judgment and decision on behalf of the Plaintiff, Auctus Fund, LLC, on all Counts of the Complaint, and issue findings of fact and rulings of law, as necessary and appropriate, that the Defendant is liable, in all respects;

E) Order, decide, adjudge, and determine that the liability of the Defendant, is for all losses, injuries, and damages, special, consequential, general, punitive, and/or otherwise, and for all interest and costs, as alleged herein;

F) Award the Plaintiff, Auctus Fund, LLC, its costs, including, but not limited to, filing fees, costs, expenses and interest, for being required to prosecute this action;

G) Award the Plaintiff, Auctus Fund, LLC, its actual attorneys' fees, for being required to prosecute this action;

H) Award the Plaintiff, Auctus Fund, LLC, multiple, double, treble, and/or punitive damages in an amount to be determined;

I) Enter judgment on behalf of the Plaintiff, Auctus Fund, LLC, on the Complaint;

J) Order declaratory relief, as appropriate and as this Honorable Court deems necessary; and/or

K) Any additional relief which this Honorable Court deems just and proper.

THE PLAINTIFF, AUCTUS FUND, LLC,
DEMANDS A TRIAL BY JURY ON ALL COUNTS SO TRIABLE

Respectfully Submitted,
PLAINTIFF, Auctus Fund LLC,

By its Attorneys,

/s/ Philip M. Giordano

Philip M. Giordano, Esq. (BBO No. 193530)
Sophia E. Kyziridis, Esq. (BBO No. 703590)
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774
Telephone: (617) 723-7755
Facsimile: (617) 723-7756
Email: pgiordano@reedgiordano.com
Email: skyziridis@reedgiordano.com

Dated: October 21, 2019

<u>Exhibit "A"</u>

SECURITIES PURCHASE AGREEMENT

This **SECURITIES PURCHASE AGREEMENT** (the "Agreement"), dated as of January 6, 2017, by and between **2050 MOTORS INC.**, a California corporation, with headquarters located at 3420 Bunkerhill Drive, Las Vegas, Nevada 89032 (the "Company"), and **AUCTUS FUND, LLC**, a Delaware limited liability company, with its address at 101 Arch Street, 20th Floor, Boston, MA 02110 (the "Buyer").

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

B. Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a 12% annual interest convertible note of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of US$78,750 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Note"), convertible into shares of common stock, no par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Note.

C. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Note as is set forth immediately below its name on the signature pages hereto; and

NOW THEREFORE, the Company and the Buyer severally (and not jointly) hereby agree as follows:

1. PURCHASE AND SALE OF NOTE.

a. Purchase of Note. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company such principal amount of Note as is set forth immediately below the Buyer's name on the signature pages hereto.

b. Form of Payment. On the Closing Date (as defined below), (i) the Buyer shall pay the purchase price for the Note to be issued and sold to it at the Closing (as defined below) (the "Purchase Price") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of the Note in the principal amount equal to the Purchase Price as is set forth immediately below the Buyer's name on the signature pages hereto, and (ii) the Company shall deliver such duly executed Note on

behalf of the Company, to the Buyer, against delivery of such Purchase Price.

c. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 7 and Section 8 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the "Closing Date") shall be 12:00 noon, Eastern Standard Time on or about January 6, 2017, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at such location as may be agreed to by the parties.

2. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Company that:

a. Investment Purpose. As of the date hereof, the Buyer is purchasing the Note and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Note (including, without limitation, such additional shares of Common Stock, if any, as are issuable (i) on account of interest on the Note (ii) as a result of the events described in Sections 1.3 and 1.4(g) of the Note or (iii) in payment of the Standard Liquidated Damages Amount (as defined in Section 2(f) below) pursuant to this Agreement, such shares of Common Stock being collectively referred to herein as the "Conversion Shares" and, collectively with the Note, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor").

c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. Information. The Buyer and its advisors, if any, have been, and for so long as the Note remains outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as the Note remains outstanding will continue to be, afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose

such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk. The Buyer is not aware of any facts that may constitute a breach of any of the Company's representations and warranties made herein.

e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f. Transfer or Re-sale. The Buyer understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("Regulation S"), and the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, within three (3) business days of delivery of the opinion to the Company, the Company shall pay to the Buyer liquidated damages of five percent (5%) of the outstanding amount of the Note per day plus accrued and unpaid interest on the Note, prorated for partial months, in cash or shares at the option of the Buyer ("Standard Liquidated Damages Amount"). If the Buyer elects to be pay the Standard Liquidated Damages

Amount in shares of Common Stock, such shares shall be issued at the Conversion Price (as defined in the Note) at the time of payment.

g. Legends. The Buyer understands that the Note and, until such time as the Conversion Shares have been registered under the 1933 Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

> **"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."**

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from

registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

h. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

i. Residency. The Buyer is a resident of the jurisdiction set forth in the preamble.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer that:

a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Note by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Note, each of such

instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (i) 100,000,000 shares of Common Stock, of which approximately 33,948,599 shares are issued and outstanding; and (ii) 1,000,000 shares of preferred stock, of which approximately 0 shares are issued and outstanding. Except as disclosed in the SEC Documents, no shares are reserved for issuance pursuant to the Company's stock option plans, no shares are reserved for issuance pursuant to securities (other than the Note) exercisable for, or convertible into or exchangeable for shares of Common Stock and 13,000,000 shares are reserved for issuance upon conversion of the Note. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the SEC Documents, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note or the Conversion Shares. The Company has filed in its SEC Documents true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive on behalf of the Company as of the Closing Date.

d. Issuance of Shares. The issuance of the Note is duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Note in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Note. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with this Agreement, the Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

f. No Conflicts. The execution, delivery and performance of this Agreement and the Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Note in accordance with the terms hereof or thereof or to issue and sell the Note in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Note. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board

(the "OTCBB"), the OTCQB or any similar quotation system, and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB, the OTCQB or any similar quotation system, in the foreseeable future nor are the Company's securities "chilled" by DTC. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

g. SEC Documents; Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to the Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2016, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the 1934 Act. For the avoidance of doubt, filing of the documents required in this Section 3(g) via the SEC's Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") shall satisfy all delivery requirements of this Section 3(g).

h. Absence of Certain Changes. Since September 30, 2016, there has been no material adverse change and no material adverse development in the assets, liabilities, business,

properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

i. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3(i) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

j. Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future). Except as disclosed in the SEC Documents, there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

k. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

l. Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which

such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

m. Certain Transactions. Except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

n. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

o. Acknowledgment Regarding Buyer' Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer' purchase of the Securities. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

p. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in

any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

q. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

r. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since September 30, 2016, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

s. Environmental Matters.

(i) There are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes,

decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

(iii) There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

t. Title to Property. Except as disclosed in the SEC Documents the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

u. Internal Accounting Controls. Except as disclosed in the SEC Documents the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

v. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

w. Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year. For the avoidance of doubt any disclosure of the Borrower's ability to continue as a "going concern" shall not, by itself, be a violation of this Section 3(w).

x. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

y. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the Company will provide to the Buyer true and correct copies of all policies relating to directors' and officers' liability coverage, errors and omissions coverage, and commercial general liability coverage.

z. Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act as amended on the basis of being a "bad actor" as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the SEC.

aa. Shell Status. The Company represents that it is not a "shell" issuer and has never been a "shell" issuer, or that if it previously has been a "shell" issuer, that at least twelve (12) months have passed since the Company has reported Form 10 type information indicating that it is no longer a "shell" issuer. Further, the Company will instruct its counsel to either (i) write a 144- 3(a)(9) opinion to allow for salability of the Conversion Shares or (ii) accept such opinion from Holder's counsel.

bb. No-Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in

its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

cc. Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

dd. Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

ee. Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries' relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

ff. Breach of Representations and Warranties by the Company. The Company agrees that if the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyer pursuant to this Agreement and it being considered an Event of Default under Section 3.5 of the Note, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Company, until such breach is cured. If the Company elects to pay the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

4. COVENANTS.

a. Best Efforts. The parties shall use their commercially reasonable best efforts to satisfy timely each of the conditions described in Section 7 and 8 of this Agreement.

b. Use of Proceeds. The Company shall use the proceeds from the sale of the Note for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

c. Notice of Subsequent Transaction. While any amount remains outstanding under the Note, the Company shall, prior to the closing of convertible note financing ("Future Offerings"), provide notice to the Buyer describing the proposed Future Offering, including the terms and conditions thereof. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyer concerning the proposed Future Offering, the Company shall deliver a new notice to the Buyer describing the amended terms and conditions of the proposed Future Offering. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering.

d. Expenses. The Company shall reimburse Buyer for any and all expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith ("Documents"), including, without limitation, reasonable attorneys' and consultants' fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Documents or any consents or waivers of provisions in the Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Documents. When possible, the Company must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Company must make immediate payment for reimbursement to the Buyer for all fees and expenses immediately upon written notice by the Buyer or the submission of an invoice by the Buyer. At Closing, the Company's initial obligation with respect to this transaction is to reimburse Buyer's legal expenses shall be $2,750 plus the cost of wire fees.

e. Financial Information. The Company agrees to send or make available the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the Securities: (i) a copy of its Annual Report on Form 10-K its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders. For the avoidance of doubt, filing the documents required in (i) above via

EDGAR or releasing any documents set forth in (ii) above via a recognized wire service shall satisfy the delivery requirements of this Section 4(f).

f. Listing. The Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Note. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB, OTCQB or any equivalent replacement exchange, the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the NYSE MKT and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority ("FINRA") and such exchanges, as applicable. The Company shall promptly provide to the Buyer copies of any material notices it receives from the OTCBB, OTCQB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems. The Company shall pay any and all fees and expenses in connection with satisfying its obligation under this Section 4(f).

g. Corporate Existence. So long as the Buyer beneficially owns any Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, OTCQB, Nasdaq, NasdaqSmallCap, NYSE or AMEX.

h. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

i. Failure to Comply with the 1934 Act. So long as the Buyer beneficially owns the Note, the Company shall comply with the reporting requirements of the 1934 Act; and the Company shall continue to be subject to the reporting requirements of the 1934 Act.

j. Trading Activities. Neither the Buyer nor its affiliates has an open short position (or other hedging or similar transactions) in the common stock of the Company and the Buyer agree that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the common stock of the Company.

k. Restriction on Activities. Commencing as of the date first above written, and until the sooner of the six month anniversary of the date first written above or payment of the Note in full, or full conversion of the Note, the Company shall not, directly or indirectly, without the Buyer's prior written consent, which consent shall not be unreasonably withheld: (a) change the nature of its business; (b) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business; or (c) solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any variable rate debt transactions (i.e., transactions were the conversion or exercise price of the security issued by the Company varies based on the market price of the Common Stock) above $500,000, whether a transaction similar to the one contemplated hereby or any other investment; or (d) file any registration statements with the SEC.

l. Legal Counsel Opinions. Upon the request of the Buyer from to time to time, the Company shall be responsible (at its cost) for promptly supplying to the Company's transfer agent and the Buyer a customary legal opinion letter of its counsel (the "Legal Counsel Opinion") to the effect that the sale of Conversion Shares by the Buyer or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement). Should the Company's legal counsel fail for any reason to issue the Legal Counsel Opinion, the Buyer may (at the Company's cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion.

m. Breach of Covenants. The Company agrees that if the Company breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under Section 3.4 of the Note, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Buyer, until such breach is cured. If the Company elects to pay the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

5. Transaction Expense Amount. Upon Closing, the Company shall pay Six Thousand and No/100 United States Dollars (US$6,000) to Auctus Fund Management, Inc. ("Auctus Management") to cover the Holder's due diligence, monitoring, and other transaction costs incurred for services rendered in connection herewith (the "Transaction Expense Amount"). The Transaction Expense Amount shall be offset against the proceeds of the Note and shall be paid to Auctus Management upon the execution hereof.

6. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Conversion Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Note in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"). In the event that the Borrower proposes to replace its transfer agent,

the Borrower shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower. Prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for Conversion Shares to be issued to the Buyer upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Buyer upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Buyer provides the Company, at the cost of the Company, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

7. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS TO SELL. The obligation of the Company hereunder to issue and sell the Note to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

a. The Buyer shall have executed this Agreement and delivered the same to the Company.

b. The Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

a. The Company shall have executed this Agreement and delivered the same to the Buyer.

b. The Company shall have delivered to the Buyer the duly executed Note (in such denominations as the Buyer shall request) and in accordance with Section 1(b) above.

c. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to a majority-in-interest of the Buyer, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made

at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

g. The Conversion Shares shall have been authorized for quotation on the OTCBB, OTCQB or any similar quotation system and trading in the Common Stock on the OTCBB, OTCQB or any similar quotation system shall not have been suspended by the SEC or the OTCBB, OTCQB or any similar quotation system.

h. The Buyer shall have received an officer's certificate described in Section 3(c) above, dated as of the Closing Date.

9. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts of Massachusetts or in the federal courts located in the state of Massachusetts. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF**

THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c. Construction; Headings. This Agreement shall be deemed to be jointly drafted by the Company and the Buyer and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement, the Note and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyer, its assignees or successors.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise

specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

2050 Motors Inc.
3420 Bunkerhill Drive.
Las Vegas, Nevada 89032
Attn: George S. Hedrick
E-mail: gshedrick@2050motors.com

With a copy to (which copy shall not constitute notice):

Barnett & Linn
23564 Calabasas Road, Suite 205
Calabasas, CA 91302
Attn.: William Barnett
E-mail: wbarnett@wbarnettlaw.com

If to the Buyer, to:

Auctus Fund, LLC
101 Arch Street, 20th Floor
Boston, MA 02110
Attn: Lou Posner
Facsimile: (617) 532-6420

With a copy to (which copy shall not constitute notice):

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830

Attn: Joseph M. Lucosky, Esq.
Facsimile: (732) 395-4401

Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder not withstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing

or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

m. Indemnification. In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company's other obligations under this Agreement or the Note, the Company shall defend, protect, indemnify and hold harmless the Buyer and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law

[signature page follows]

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

2050 MOTORS INC.

By:____________________
Name: Michael Hu
Title: President

AUCTUS FUND, LLC

By:____________________
Name: Lou Posner
Title: Managing Director

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Principal Amount of Note:	US$78,750
Aggregate Purchase Price:	US$78,750

4832-0311-2764, v. 2

Exhibit "B"

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: US$78,750 **Issue Date: January 6, 2017**
Purchase Price: US$78,750

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, 2050 MOTORS INC., a California corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of **AUCTUS FUND, LLC**, a Delaware limited liability company, or registered assigns (the "Holder") the sum of US$78,750 together with any interest as set forth herein, on October 6, 2017 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%) (the "Interest Rate") per annum from the date hereof (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty-two percent (22%) per annum from the due date thereof until the same is paid (the "Default Interest"). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 360-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, no par value per share (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities

Purchase Agreement dated the date hereof, pursuant to which this Note was originally issued (the "Purchase Agreement").

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1 Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III) pursuant to Section 1.6(a) or Article III, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below) determined as provided herein (a "Conversion"); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder's option, accrued and unpaid interest, if any, on such

principal amount at the interest rates provided in this Note to the Conversion Date, provided however, that the Borrower shall have the right to pay any or all interest in cash plus (3) at the Holder's option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder's option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof.

1.2 Conversion Price.

(a) Calculation of Conversion Price. Subject to the adjustments described herein, and provided that no Event of Default (as defined in Article III) has occurred, the conversion price (the "Conversion Price") shall equal the lesser of (i) 50% multiplied by the lowest Trading Price (as defined below) (representing a discount rate of 50%) during the previous twenty (20) Trading Day period ending on the latest complete Trading Day prior to the date of this Note and (ii) the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 50% multiplied by the Market Price (as defined herein) (representing a discount rate of 50%). "Market Price" means the lowest Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the lesser of: (i) the lowest trade price on the Over-the-Counter Bulletin Board (the "OTCBB"), OTCQB or applicable trading market as reported by a reliable reporting service ("Reporting Service") designated by the Holder or, if the OTCBB is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc., or (ii) the closing bid price on the OTCBB, OTCQB or applicable trading market as reported by a Reporting Service designated by the Holder or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. To the extent the Conversion Price of the Borrower's Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. Furthermore, the Conversion Price may be adjusted downward if, within three (3) business days of the transmittal of the Notice of Conversion to the Borrower, the Common Stock has a closing bid which is 5% or lower than that set forth in the Notice of Conversion. If the shares of the Borrower's Common Stock have not been delivered within three (3) business days to the Borrower, the Notice of Conversion may be rescinded. At any time after the Closing Date, if in the case that the Borrower's Common Stock is not deliverable by DWAC (including if the Borrower's transfer agent has a policy prohibiting or limiting delivery of shares of the Borrower's Common Stock specified in a Notice of Conversion), an additional 10% discount will apply for all future conversions under all Notes. If in the case that the Borrower's Common Stock is "chilled"

for deposit into the DTC system and only eligible for clearing deposit, an additional 15% discount shall apply for all future conversions under all Notes while the "chill" is in effect. If in the case of both of the above, an additional cumulative 25% discount shall apply. Additionally, if the Company ceases to be a reporting company pursuant to the 1934 Act or if the Note cannot be converted into free trading shares after one hundred eighty-one (181) days from the Issue Date, an additional 15% discount will be attributed to the Conversion Price. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. "Trading Day" shall mean any day on which the Common Stock is tradable for any period on the OTCBB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance.

(b) Conversion Price During Major Announcements. Notwithstanding anything contained in Section 1.2(a) to the contrary, in the event the Borrower (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Borrower or (ii) any person, group or entity (including the Borrower) publicly announces a tender offer to purchase 50% or more of the Borrower's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section 1.2(a). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section 1.2(b) has been made, the date upon which the Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 1.2(b) to become operative.

(c) Pro Rata Conversion; Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Borrower shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 4.13.

1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved seven times the number of shares

that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time) (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations pursuant to Section 3(d) of the Purchase Agreement. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions.

If, at any time the Borrower does not maintain or replenish the Reserved Amount within three (3) business days of the request of the Holder, the principal amount of the Note shall increase by Five Thousand and No/100 United States Dollars ($5,000) (under Holder's and Borrower's expectation that any principal amount increase will tack back to the Issue Date) per occurrence.

1.4 <u>Method of Conversion</u>.

(a) <u>Mechanics of Conversion</u>. Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b) <u>Surrender of Note Upon Conversion</u>. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, *prima facie,* be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of

this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the "Deadline") (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 5:00 p.m., New York, New York time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its commercially reasonable

best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal At Custodian ("DWAC") system.

(g) DTC Eligibility & Sub-Penny. If the Borrower fails to maintain its status as "DTC Eligible" for any reason, or, if the Conversion Price is less than $0.01, the principal amount of the Note shall increase by Fifteen Thousand and No/100 United States Dollars ($15,000) (under Holder's and Borrower's expectation that any principal amount increase will tack back to the Issue Date). In addition, the Variable Conversion Price shall be redefined to mean forty percent (40%) multiplied by the Market Price, subject to adjustment as provided in this Note.

(h) Failure to Deliver Common Stock Prior to Delivery Deadline. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock until the Borrower issues and delivers a certificate to the Holder or credit the Holder's balance account with OTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of any Conversion Amount (under Holder's and Borrower's expectation that any damages will tack back to the Issue Date).. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(h) are justified.

(i) Rescindment of a Notice of Conversion. If (i) the Borrower fails to respond to Holder within one (1) business day from the Conversion Date confirming the details of Notice of Conversion, (ii) the Borrower fails to provide any of the shares of the Borrower's Common Stock requested in the Notice of Conversion within three (3) business days from the date of receipt of the Note of Conversion, (iii) the Holder is unable to procure a legal opinion required to have the shares of the Borrower's Common Stock issued unrestricted and/or deposited to sell for any reason related to the Borrower's standing, (iv) the Holder is unable to deposit the shares of the Borrower's Common Stock requested in the Notice of Conversion for any reason related to the Borrower's standing, (v) at any time after a missed Deadline, at the Holder's sole discretion, or (vi) if OTC Markets changes the Borrower's designation to 'Limited Information' (Yield), 'No Information' (Stop Sign), 'Caveat Emptor' (Skull & Crossbones), 'OTC', 'Other OTC' or 'Grey Market' (Exclamation Mark Sign) or other trading restriction on the day of or any day after the Conversion Date, the Holder maintains the option and sole discretion to rescind the Notice of Conversion ("Rescindment") with a "Notice of Rescindment."

1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

> **"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."**

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be reasonably accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Borrower does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital

stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d) Adjustment Due to Dilutive Issuance. If, at any time when any Notes are issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, except for shares of Common Stock issued directly to vendors or suppliers of the Borrower in satisfaction of amounts owed to such vendors or suppliers (provided, however, that such vendors or suppliers shall not have an arrangement to transfer, sell or assign such shares of Common Stock prior to the issuance of such shares), any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance.

The Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal

to such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(e) Purchase Rights. If, at any time when any Notes are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7 Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Note and the other Notes issued pursuant to the Purchase Agreement more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the "Maximum Share Amount"), which shall be 4.99% of the total shares outstanding on the Closing Date (as defined in the Purchase Agreement), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. Once the Maximum Share Amount has been issued, if the Borrower fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower's ability to issue shares of Common

Stock in excess of the Maximum Share Amount, in lieu of any further right to convert this Note, this will be considered an Event of Default under Section 3.2 of the Note.

1.8 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower's failure to convert this Note.

1.9 Prepayment. Notwithstanding anything to the contrary contained in this Note, the Borrower may prepay the amounts outstanding hereunder pursuant to the following terms and conditions:

(a) At any time during the period beginning on the Issue Date and ending on the date which is thirty (30) days following the Issue Date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 125%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note plus (y) Default Interest, if any.

(b) At any time during the period beginning the day which is thirty one (31) days following the Issue Date and ending on the date which is sixty (60) days following the Issue Date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 130%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note plus (y) Default Interest, if any.

(c) At any time during the period beginning the day which is sixty one (61) days following the Issue Date and ending on the date which is ninety (90) days following the Issue Date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior

written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 135%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note plus (y) Default Interest, if any.

(d) At any time during the period beginning the day which is ninety one (91) days following the Issue Date and ending on the date which is one hundred twenty (120) days following the Issue Date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 140%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note plus (y) Default Interest, if any.

(e) At any time during the period beginning the day which is one hundred twenty one (121) days following the Issue Date and ending on the date which is one hundred fifty (150) days following the Issue Date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 145%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note plus (y) Default Interest, if any.

(f) At any time during the period beginning the day which is one hundred fifty one (151) days following the Issue Date and ending on the date which is one hundred eighty (180) days following the Issue Date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 150%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note plus (y) Default Interest, if any. .

(g) After the expiration of one hundred eighty (180) days following the date of the Note, the Borrower shall have no right of prepayment.

Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the "Optional Prepayment Date"), the Borrower shall make payment of the applicable prepayment amount to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower delivers an Optional Prepayment Notice and fails to pay the applicable prepayment amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.9.

ARTICLE II. CERTAIN COVENANTS

2.1 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of the Borrower's disinterested directors.

2.2 Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3 Borrowings. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, create, incur, assume guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection, or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors financial institutions or other lenders incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Note.

2.4 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5 Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

2.6 Section 3(a)(9) or 3(a)(10) Transaction. So long as this Note is outstanding, the Borrower shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a "3(a)(9) Transaction") or Section 3(a)(l0) of the Securities Act (a "3(a)(l0) Transaction"). In the event that the Borrower does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(l0) Transaction while this note is outstanding, a liquidated damages

charge of 25% of the outstanding principal balance of this Note, but not less than Fifteen Thousand Dollars $15,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

2.7 Preservation of Existence, etc. The Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

2.8 Non-circumvention. The Borrower hereby covenants and agrees that the Borrower will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an "Event of Default") shall occur and continue for a period of twenty-five (25) days following written notice from the Holder to the Borrower:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of

Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower's transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

3.3 Failure to Deliver Transaction Expense Amount. The Borrower fails to deliver the Transaction Expense Amount (as defined in the Purchase Agreement) to the Holder within three (3) business days of the date such amount is due.

3.4 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

3.5 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.6 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors or commence proceedings for its dissolution, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed for the Borrower or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment.

3.7 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.8 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower, or the Borrower admits in writing its inability to pay its debts generally as they mature, or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable or the Borrower admits in writing its inability to pay its debts generally as they mature, or have filed against it an involuntary petition for bankruptcy relief, all under international, federal or state laws as applicable.

3.9 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB. OTCQB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT.

3.10 Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.11 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.12 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

3.13 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.14 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.15 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

3.16 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.17 Cessation of Trading. Any cessation of trading of the Common Stock on at least one of the OTCBB, OTCQB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT, and such cessation of trading shall continue for a period of five consecutive (5) Trading Days.

3.18 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled

(but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term "Other Agreements" shall not include the agreements and instruments defined as the Documents. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

3.19 Bid Price. The Borrower shall lose the "bid" price for its Common Stock ($0.0001 on the "Ask" with zero market makers on the "Bid" per Level 2) and/or a market (including the OTCBB, OTCQB or an equivalent replacement exchange).

3.20 OTC Markets Designation. OTC Markets changes the Borrower's designation to 'No Information' (Stop Sign), 'Caveat Emptor' (Skull and Crossbones), or 'OTC', 'Other OTC' or 'Grey Market' (Exclamation Mark Sign).

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note upon acceleration), 3.3, 3.4, 3.6, 3.8, 3.9, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16. 3.17, 3.18, 3.19 and/or 3.20 exercisable through the delivery of written notice to the Borrower by such Holders (the "Default Notice"), and upon the occurrence of an Event of Default specified the remaining sections of Article III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Default Sum") or (ii) at the option of the Holder, the "parity value" of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion

Date), multiplied by (b) the highest Trading Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. Further, if a breach of Sections 3.9, 3.10 and/or 3.19 occurs or is continuing after the six (6) month anniversary of this Note, then the principal amount of the Note shall increase by Fifteen Thousand and No/100 United States Dollars ($15,000) (under Holder's and Borrower's expectation that any principal amount increase will tack back to the Issue Date) and the Holder shall be entitled to use the lowest Trading Price during the delinquency period as a base price for the conversion with the Variable Conversion Price shall be redefined to mean forty percent (40%) multiplied by the Market Price, subject to adjustment as provided in this Note. If this Note is not paid at Maturity Date, then the outstanding principal due under this Note shall increase by Fifteen Thousand and No/100 United States Dollars ($15,000).

If the Borrower fails to pay the Default Amount within ~~five (5)~~ **twenty-five (25)** business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect. This requirement by the Borrower shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action.

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Borrower for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile or e-mail, with accurate

confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

2050 Motors Inc.
3420 Bunkerhill Drive.
Las Vegas, Nevada 89032
Attn: George S. Hedrick
E-mail: gshedrick@2050motors.com

With a copy to (which copy shall not constitute notice):

Barnett & Linn
23564 Calabasas Road, Suite 205
Calabasas, CA 91302
Attn.: William Barnett
E-mail: wbarnett@wbarnettlaw.com

If to the Holder:

Auctus Fund, LLC
101 Arch Street, 20th Floor
Boston, MA 02110
Attn: Lou Posner
Facsimile: (617) 532-6420

With a copy to (which copy shall not constitute notice):

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Joseph M. Lucosky, Esq.
Facsimile: (732) 395-4401

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an "accredited investor" (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Massachusetts or in the federal courts located in the Commonwealth of Massachusetts. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. **THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY**. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of

stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.9 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9 including, but not limited to, name changes, recapitalizations, etc. as soon as possible under law.

4.10 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Borrower from paying all or a portion of the principal or interest on this Note.

4.11 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

4.12 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

4.13 Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Default Sum, Closing or Maturity Date, the closing bid price, or fair market value (as the case may be) or the arithmetic calculation of the Conversion Price or the applicable prepayment amount(s) (as the case may be), the Borrower or the Holder shall submit the disputed determinations or arithmetic calculations via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Borrower or the Holder or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Borrower are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Borrower or the Holder, then the Borrower shall, within two (2) Business Days, submit via facsimile (a) the disputed determination of the Conversion Price, the closing bid price, the or fair market value (as the case may be) to an independent, reputable investment bank selected by the Borrower and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Default Sum to an independent, outside accountant selected by the Holder that is reasonably acceptable to the Borrower. The Borrower shall cause at its expense the investment bank or the accountant to perform the determinations or calculations and notify the Borrower and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations. Such investment bank's or accountant's determination or calculation shall be binding upon all parties absent demonstrable error.

4.14 Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Borrower shall notify the Holder of such additional or more favorable term and such term, at Holder's option, shall become a part of the transaction documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

4.15 Piggyback Registration Rights. The Borrower shall include on the next registration statement the Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than Fifteen Thousand and No/100 United States Dollars ($15,000), being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

[signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the date first above written.

2050 MOTORS INC.

By: [signature]

Name: Michael Hu
Title: President

EXHIBIT A
NOTICE OF CONVERSION

The undersigned hereby elects to convert $_______________ principal amount of the Note (defined below) together with $_______________ of accrued and unpaid interest thereto, totaling $____________ into that number of shares of Common Stock to be issued pursuant to the conversion of the Note ("Common Stock") as set forth below, of 2050 Motors Inc., a California corporation (the "Borrower"), according to the conditions of the convertible note of the Borrower dated as of January 6, 2017 (the "Note"), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system ("DWAC Transfer").

Name of DTC Prime Broker:
Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: [NAME]
Address: [ADDRESS]

Date of Conversion:	_____________
Applicable Conversion Price:	$____________
Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Notes:	_____________
Amount of Principal Balance Due remaining Under the Note after this conversion:	_____________
Accrued and unpaid interest remaining:	_____________

[HOLDER]

By:______________________________
Name: [NAME]
Title: [TITLE]
Date: [DATE]

Exhibit "1"

EXHIBIT "1"
as of October 18, 2019

Principal Remaining	Interest Due	Default Interest	Section 1.3 Authorized Shares Penalty	Section 1.4 (g) Sub-Penny / Market Loss Penalty	Maturity Date Penalty	Section 3.9, 3.10 and/or 3.19 after 6 months Penalty	Section 3.10 Penalty (150%)	Section 3.2 Penalty (200%)	**TOTAL BALANCE DUE**
$ 58,072.32	$ -	$ 2,450.00	$ 5,000.00	$ 15,000.00	$ 15,000.00	$ -	$ 46,991.16	$ 140,973.48	**$ 283,486.96**

Company	2050 Motors Inc.
Note	ETFM
Issue Date	1/6/2017
Default Date	9/4/2019
Maturity Date	10/6/2017
Interest Rate	12%
Default Rate	22%

Interest Calculation

Accrued Interest: N/A

Default Interest: 8/9/2019 (last conversion) - 10/18/2019: 70 days * $58,072.32 * (22%/365) = **$2,450.00**

Further Penalties

Section 3.10: ($58,072.32 + $15,000 + $15,000 + $5,000 + $910) * 50% = **$46,991.16**

Section 3.2: ($58,072.32 + $15,000 + $15,000 + $5,000 + $46,991.1+$910) * 100% = **$140,973.48**